Exhibit 10.122
AMERICAN AIRLINES GROUP INC.
2023 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT (STOCK-SETTLED) AWARD GRANT NOTICE

American Airlines Group Inc. (the “Company”), pursuant to its 2023 Incentive Award Plan (the “Plan”), grants to Participant, as identified below, a Restricted Stock Unit Award covering the number of Restricted Stock Units (the “Restricted Stock Units”) below (the “Award”). The Award consists of a Restricted Stock Unit (Stock-Settled) Award Agreement (the “Award Agreement”) and this Grant Notice. The Award is subject to all of the terms and conditions in this Grant Notice, the Award Agreement and the Plan.
Participant:
Date of Grant: ___________, 20____
Number of Restricted Stock Units:
VESTING SCHEDULE: Subject to acceleration as described in Section 2 of the Award Agreement, and if Participant has not experienced a separation from service as an Employee prior to the applicable vesting date, then the Restricted Stock Units shall vest as follows: [alternate vesting schedules permissible]
[____________].
ADDITIONAL TERMS/ACKNOWLEDGEMENTS: By accepting the Award, Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement, and the Plan. Participant further acknowledges that this Grant Notice, the Award Agreement, and the Plan contain the entire understanding between Participant and the Company about the Award of the Restricted Stock Units and the Common Stock subject to the Restricted Stock Units and supersede all prior oral and written agreements on that subject except (i) awards previously granted to Participant under the Plan, and (ii) the following agreements only:
OTHER AGREEMENTS:
    STANDARDS OF BUSINESS CONDUCT: By accepting this Award, Participant further acknowledges that Participant has read and understands, and reaffirms Participant’s obligations under, the Company’s Standards of Business Conduct, including without limitation, with respect to confidential information.

AMERICAN AIRLINES GROUP INC.
2023 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT (STOCK-SETTLED) AWARD AGREEMENT
Pursuant to the Restricted Stock Unit (Stock-Settled) Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit (Stock-Settled) Award Agreement (“Award Agreement”), American Airlines Group Inc. (the “Company”) has awarded Participant a Restricted Stock Unit Award under its 2023 Incentive Award Plan (the “Plan”) for the number of Restricted Stock Units (“Restricted Stock Units”) indicated in the Grant Notice (collectively, the “Award”). Terms not defined in this Award Agreement but defined in the Plan have the same definitions as in the Plan.
The details of Participant’s Award are as follows:
1.NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK. The number of Restricted Stock Units subject to Participant’s Award is stated in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of common stock of the Company (“Common Stock”). The number of Restricted Stock Units subject to Participant’s Award and the number of shares of Common Stock deliverable with respect to the Restricted Stock Units are subject to capitalization adjustments as described in Article IX of the Plan.
2.VESTING. The Restricted Stock Units shall vest, if at all, as provided in the vesting schedule in the Grant Notice; provided, however, that:
(a)except as provided in Section 2(b) and (c) below, vesting shall cease upon Participant’s Termination of Service;
(b)vesting of all Restricted Stock Units shall be fully accelerated (i) if Participant incurs a Termination of Service because of Participant’s death or Disability, or (ii) in the event of a Change in Control that occurs after the Date of Grant while Participant is a Service Provider; and
(c)vesting of all Restricted Stock Units may be fully accelerated by the Administrator, in its discretion, upon Participant’s Retirement (as defined below).
For purposes of this Award Agreement and the Award, Disability shall mean “disability” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other interpretive guidance promulgated thereunder (“Section 409A”). The Administrator shall determine whether a Disability exists and the determination shall be conclusive. Further, for purposes of this Award Agreement and the Award, “Retirement” shall mean Participant’s Termination of Service on or after age 65.
3.DIVIDENDS. Participant will be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Restricted

Stock Units subject to Participant’s Award; provided that if any dividends or distributions are paid in shares, those shares will be converted into additional Restricted Stock Units covered by the Award; and further provided that the additional Restricted Stock Units will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as apply to the other Restricted Stock Units upon which the dividends or distributions were paid and Common Stock subject to Participant’s Award. If any cash dividend is paid on a share of Common Stock prior to the full vesting of the Restricted Stock Units subject to this Award or any other award, Participant will become entitled to receive such cash dividend with respect to each unvested Restricted Stock Unit or other award on the date on which such Restricted Stock Unit or other award vests, and any such cash dividend will be paid to Participant within ten (10) business days following the date on which the share(s) underlying such Restricted Stock Unit or other award are issued.
4.PAYMENT. The Award was granted in consideration of Participant’s services to the Company. Subject to Section 10 below, Participant will not be required to make any payment to the Company (other than Participant’s past and future services to the Company) with respect to Participant’s receipt of the Award, vesting of the Restricted Stock Units, or the delivery of the shares of Common Stock subject to the Restricted Stock Units, other than any required Applicable Withholding Taxes (as defined below). For purposes of this Award Agreement and the Award, “Applicable Withholding Taxes” shall mean the aggregate amount of federal, state, and local income and employment taxes that the Company is required to withhold in connection with the Award.
5.DELIVERY OF SHARES. Subject to Section 10 below, any Restricted Stock Units that vest shall be converted into shares of Common Stock, and the Company will deliver to a broker designated by the Company (the “Designated Broker”), on Participant’s behalf, no later than March 15 of the year following the year of vesting, a number of shares of Common Stock equal to the number of such Restricted Stock Units subject to Participant’s Award that vested. The Company shall determine the form of delivery of the shares of Common Stock subject to Participant’s Award.
6.COMPLIANCE WITH APPLICABLE LAW. Participant will not be issued any shares of Common Stock under Participant’s Award unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that the issuance would be exempt from the registration requirements of the Securities Act. Participant’s Award is also subject to the provisions of Section 10.8 of the Plan on compliance with all applicable laws, regulations of governmental authorities, and, if applicable, the requirements of any exchange on which the Common Stock is listed or traded.
7.TRANSFER RESTRICTIONS. The Restricted Stock Units shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.
8.AWARD NOT A SERVICE CONTRACT. Participant’s Award is not an employment or service contract, and nothing in Participant’s Award shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the service of the

Company or any Subsidiary, or on the part of the Company or any Subsidiary to continue Participant’s service. In addition, nothing in Participant’s Award shall obligate the Company or any Subsidiary, their respective stockholders, boards of directors, or employees to continue any relationship that Participant might have as an Employee or other Service Provider.
9.UNSECURED OBLIGATION. Participant’s Award is unfunded, and even as a holder of vested Restricted Stock Units, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares of Common Stock pursuant to this Award Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Award Agreement until the Common Stock is issued to Participant. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
10.WITHHOLDING OBLIGATIONS.
(a)At the time Participant becomes entitled to receive a distribution of shares of Common Stock pursuant to Participant’s Award, subject to subparagraph (c) below, Participant authorizes the delivery of the shares to the Designated Broker with instructions to (i) sell shares sufficient to satisfy the Applicable Withholding Taxes which arise in connection with such distribution, and (ii) remit the proceeds of such sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the Applicable Withholding Taxes, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, in the same calendar year, and otherwise agrees to make adequate provision for any sums required to satisfy the Applicable Withholding Taxes.
(b)Upon Participant’s request and subject to approval by the Company, in its sole discretion, Participant may submit cash, check, or its equivalent to the Company sufficient to satisfy the Applicable Withholding Taxes.
(c)Participant hereby authorizes the Company, in lieu of satisfaction of withholding obligations through the means described in subparagraphs (a) and (b) above, at the Company’s sole discretion, to withhold from fully vested shares of Common Stock otherwise issuable to Participant pursuant to Participant’s Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of distribution, equal to the statutory minimum withholding obligation in respect of the shares otherwise issuable to Participant.
(d)Unless the tax withholding obligations of the Company and/or any Subsidiary thereof are satisfied, the Company shall have no obligation to deliver any shares of Common Stock on Participant’s behalf pursuant to Participant’s Award.

11.NOTICES. Any notices provided for in Participant’s Award or the Plan shall be given in the manner designated by the Company and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Participant via United States mail, postage prepaid, addressed to Participant at the last address Participant provided to the Company, five days after such notice is deposited.
12.MISCELLANEOUS.
(a)The Company’s rights and obligations with respect to Participant’s Award shall be transferable by the Company to any one or more persons or entities, and all of Participant’s covenants and agreements shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)Participant agrees to execute, upon request, any further documents or instruments necessary or desirable in the Company’s sole determination to carry out the purposes or intent of Participant’s Award.
(c)Participant acknowledges and agrees that Participant has reviewed this Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing and accepting this Award Agreement, and fully understands all provisions of this Award Agreement.
(d)This Award Agreement will be subject to all applicable laws, rules, and regulations, and to any required governmental agency or national securities exchange approvals.
(e)The Company’s obligations under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the Company’s business and/or assets.
(f)By accepting the Award, Participant acknowledges that the Award, along with any other equity award previously granted to Participant under the Company’s 2013 Incentive Award Plan (each, a “Prior Award”) (including the gross amount of any proceeds, gains or other economic benefit Participant actually or constructively receives upon receipt of the Award or a Prior Award, or the receipt or resale of any shares underlying the Award or a Prior Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of this Award or a Prior Award.
13.DATA PRIVACY WAIVER. By accepting the Award, Participant hereby agrees and consents to the data privacy provisions set forth in Section 11.8 of the Plan.

14.HEADINGS. This Award Agreement’s section headings are for convenience only and shall not constitute a part of this Award Agreement or affect this Award Agreement’s meaning.
15.SEVERABILITY. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, then that shall not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any section of this Award Agreement (or part of a section) declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of the section (or part of a section) to the fullest extent possible while remaining lawful and valid.
16.GOVERNING PLAN DOCUMENT. Participant’s Award is subject to all the provisions of the Plan, the provisions of which are made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules, and regulations which may be promulgated and adopted under the Plan. If there is a conflict between the provisions of Participant’s Award and those of the Plan, then the provisions of the Plan shall control.
17.SECTION 409A. To the extent that the Administrator determines that the Award is subject to Section 409A, the Plan, any program pursuant to which the Award is granted, and this Award Agreement shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent this Award or any other award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A (collectively, “409A Compliant Amounts”), and the 409A Compliant Amounts are payable on account of Participant’s Termination of Service (or any similarly defined term), then (i) the 409A Compliant Amounts shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (ii) if the 409A Compliant Amounts are payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such 409A Compliant Amounts shall not be payable prior to the earlier of (x) the expiration of the six-month period measured from the date of Participant’s Termination of Service, or (y) the date of Participant’s death.